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                                                                    Exhibit 99.1
Market News

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NTDL  NUTECH DIGITAL, INC.
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NuTech Reports 33.6% Increase in Revenues for January '04 Over January '03
Key Monthly Metrics Reveal Consistent Top-Line Growth as Company Aggressively Pursues Technological Developments, Market Expansion

WEDNESDAY, FEBRUARY 11, 2004 04:00 PM

VAN NUYS, Calif., Feb 11, 2004 (BUSINESS WIRE) -- NuTech Digital, Inc. (OTCBB:NTDL), committed to setting the next generation standard for the provision of secured high resolution entertainment content over the Internet, today announced revenues for January 2004 of $323,749, a 33.6% increase over the same period in 2003 which reflected revenues of $249,455. News of significant growth follows several recent announcements regarding the rollout of the Company's revolutionary Digital Rights Management (DRM) platform, a 35-title licensing deal with Wellspring, and the creation of a dedicated Music/Concert division.

    Key Indicators:

    --  33.6% growth in January sales compared to January 2003

    --  Recent profitability

    -- Revenues for Q3 2003 demonstrated a turnaround in earnings of $1.10 million over the comparable period in 2002

    --  Earnings per share rose from ($0.08) to $0.02 from Q3 2003 over Q3 2002

    --  Technological leadership with proprietary DRM platform

    --  Aggressive expansion into high-margin music DVD market

    --  New licensing contracts with key content vendors

"NuTech Digital has proven its business strategy with real-world successes measured throughout 2003," stated Lee Kasper, president and CEO at NuTech. "And 2004 looks even more promising. Buoyed by the Company's significant financial successes, our focus has turned toward major expansion into more lucrative markets, relationships and technologies. In addition to launching our music division, NuTech has asserted its technological leadership with its DRM platform that will allow us to stay well ahead of our competition as home entertainment distribution migrates from retail storefronts to secured, rights-managed Internet delivery. With these changes, our ability to leverage relationships with licensees and other vendors has skyrocketed. The net result of NuTech's aggressive growth and positive market traction is enhanced value to our shareholders."


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About NuTech Digital

NuTech Digital is a pioneer in the home entertainment product market, offering original and licensed content via a worldwide network of distributors, retailers and Internet entities. The Company enjoys significant competitive advantage with the recent announcement of its proprietary DRM technology, which enables the secure distribution of high-resolution digital content via the Internet. NuTech's DRM platform allows its feature films, concerts, children's animated films, video games, karaoke software, Japanese animation and late night programming to be accessed via secure downloads, rented through pre-delivered DVDs, and included in online subscription services. The Company also facilitates authoring services to content providers in the entertainment industry.

Cautionary Statement

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that if they never materialize or prove incorrect, could cause NuTech Digital, Inc.'s results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations as of the date of this press release. Actual results may differ materially from those projected because of a number of risks and uncertainties, including those detailed from time to time in NuTech Digital, Inc.'s reports filed with the Securities and Exchange Commission.

SOURCE: NuTech Digital, Inc.


CONTACT:  NuTech Digital, Inc.
          Joe Giarmo, 818-994-3831, ext. 18
          joe@nutechdvd.com